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10(iii) A (3)





             BT Investments (Australia) Limited Group













                Notional Equity Participation Plan



                           Plan Document



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1.   Purpose

     The purpose of The Notional Equity Participation Plan is to attract, retain and motivate key employees of BT Investments (Australia) Limited Group ("BTIA") ("Eligible Employee(s)") to exert their best efforts on behalf of Bankers Trust New York Corporation ("BTNY") and its subsidiaries by providing a direct link between the creation of shareholder value and the rewards realized by such employees.

2.   Definitions

     As used in this Plan, the following terms shall have the meanings set forth below:

     a) "Award Agreement" means an agreement between a Participant and the Company evidencing a notional award of Equity Participation ("EP") Units pursuant to the Plan. The EP Unit Agreement shall remain in effect until all EP Units and Plan Shares issued pursuant thereto have been forfeited, converted, terminated or distributed (Exhibit I).

     b) "BTIA Management" shall be the Management Committee of BTIA or its designate.

     c)   "BTNY Board" shall mean the Board of Directors of BTNY.

     d)   "Company" means BTIA or any of its subsidiaries.

     e) Deferral Period - shall mean a five-year period following the Performance Period in which Plan Shares are held in participants' accounts.

     f) "EP Unit" shall mean an Equity Participation Unit notionally awarded to a Participant, which shall be valued at the end of the Performance Period and converted into Plan Shares. The specific number of EP Units notionally awarded to each Participant will be specified in the individual's Award Agreement.

     g) "HR Committee" shall mean the Human Resources Committee of the Board of Directors of BTNY.

     h)   "Management Committee" shall mean the Management
          Committee of BTNY or its designated successor.

     i) "Participant" shall mean any Eligible Employee that is a party to an Award Agreement.

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     j)   "Performance Curve" means the established relationship
          between performance and EP Unit value.

     k) "Performance Period" means the one-year period that will serve as the basis for the valuation of EP Units, based on actual performance as measured by the Performance
          Curve.

     1) "Plan Shares" means notional shares of BTNY common stock converted from the value of EP Units at the end of the Performance Year. The methodology for converting the value of EP units into Plan shares shall be determined by the Management Committee subject to approval by the HR Committee. The dollar value of Plan Shares will be paid as a bonus at the end of the Deferral Period. Dividend equivalents will be paid on Plan shares in cash as taxable salary.

     m) "Vesting Date" means the second anniversary following the end of the Performance Year and is the date on which all related awards under the Plan are to become nonforfeitable.

3.   Eligibility

     Upon recommendation by BTIA Management and approval by the Management Committee for recommendation to the HR Committee and approval by the HR Committee, participation in this Plan will be limited to those employees with the title of Vice President and above who in the opinion of the BTIA Management have the ability to impact the future direction and success of the Company. The determination of the size of an individual's award will be dependent on his or her ability to contribute to the overall achievement of the Company's long-term strategic goals and objectives in the opinion of the BTIA Management and subject to approval by both the Management Committee and the HR Committee. Specifically, this includes individual criteria such as:

          Role in setting goals for and managing the Company,

          Functional responsibility within the Company, and the potential impact on the Company's long-term success,

          Demonstrated success and track record in carrying out responsibilities,

          Critical skills and difficulty to replace.

     Award recommendations will be made on an annual basis by BTIA Management to and for approval by the Management Committee for further recommendation and approval by the HR Committee.
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4.   EP Unit Awards

     Participants will be notionally awarded EP Units based on a frequency selected by the HR Committee. The number of EP Units awarded to an individual will be specified in the Award Agreement. EP Units are subject to a valuation process which is based on performance criteria approved by the Management Committee for recommendation to and approval by the HR Committee (e.g., annual profit performance of BTNY). Higher or lower achievements will have a direct relationship to the assigned value for each unit as determined in the Performance Curve. Such criteria will be subject to annual review by BTIA management and subject to final approval by both the Management Committee and the HR Committee.

     An individual's year-end EP Unit value (total EP Units times year-end unit valuation) will be converted into Plan Shares. Plan Shares are to earn dividend equivalents equal to the regular quarterly dividends actually paid to shareholdings on BTNY common stock.

5.   Vesting of Awards

     Subject to Sections 6, 9, 10 and 11, all awards granted under this Plan are to become nonforfeitable on the second anniversary following the end of the Performance Year

6.   Payment of Awards

     Subject to section 9, at the end of the Deferral Period, Plan Shares will be valued and an amount equal to the market value of the Plan Shares will be paid to the participant as taxable salary. The participant's net after tax salary paid under the Plan will be used to purchase BTNY common stock shares in the participant's name.

7.   Administration

     This Plan will be administered by BTIA Management, subject to approval by the Management Committee and the HR Committee.

     The HR Committee, based on recommendation by BTIA Management, as approved by the Management Committee, shall determine:

          The employees who will participate
          The number of EP Units to be awarded to each Participant The time or times when EP Units will be awarded


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The HR Committee shall determine:

        The Performance Curve schedules at the beginning of each Performance Period

        Any other conditions relating to the award of any EP Unit or Plan
        Shares.

     The HR Committee will interpret this Plan and make any determinations necessary in administering this Plan, including the ability to terminate the Plan at any time.

8.   Rights of Participants

     EP Units and Plan Shares are solely devices for the measurement and determination of awards made to Participants under this Plan and as such:

       Do not constitute ownership or any rights of share ownership in BTIA, BTNY or any of its subsidiaries,

       Shall not constitute or be treated as an entitlement to any specific property of, or to participation in any trust fund maintained by BTIA, BTNY or any other affiliate or any of their subsidiaries,

       Shall not give the Participants any rights other than those of an employee of BTIA with respect to unpaid salary owing where already vested but not yet due.

       Shall represent unfunded and unsecured obligations of BTIA with respect to salary to be paid at the end of the Deferral Period,

       Shall not give Participants any rights to continued employment with BTIA or continued participation in this Plan.

9.   Termination of Employment

     If the employment of a Participant terminates prior to the last day of the Deferral Period, vesting of awards will be subject to section 5 and payment, if due, will be made in accordance with this section.

     a. Retirement. When a Participant's employment terminates as a result of retirement in accordance with the terms of BTIA's retirement plan, EP Units not yet converted into Plan Shares will be converted at the end of the Performance Year. All Plan Shares are to remain outstanding and payment of awards as taxable salary will be made at the end of the Deferral Period.
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     b.   Death.  In the event of a Participant's death, the
          Participant's estate or beneficiaries will receive payment of awards (as taxable salary) as held by the deceased as Plan Shares within 60 days. Any EP Units not yet converted into Plan shares will be converted at the end of the Performance Period into Plan Shares and payment of awards as taxable salary will take place at that time. Rights to any such payment shall pass by will or law of descent and payment in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant, if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.

     c. Disability. In the event a Participant is deemed by the Company to be disabled, payment of the value of all outstanding Plan Shares will be made as taxable salary within 60 days following such determination. Any EP Units not yet converted into Plan Shares will be converted at the end of the Performance Year and paid as taxable salary at that time. Payment will be made to the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

     d. Other termination. If a Participant's employment is terminated for any other reason other than for fraud or gross negligence, except as otherwise provided for in
          Section 10 and subject to compliance with the terms of
          Section 11, EP Units not yet converted into Plan Shares will be converted at the end of the Performance Year. All Plan shares are to remain outstanding and payment of awards (as taxable salary) will be made at the end of the Deferral Period.

          Irrespective of any other provisions under the Plan, any Participant whose employment is terminated due to fraud or gross negligence will forfeit any unvested awards made to such participant under this Plan.

10.  Cancellation of EP Units or EP Accounts

     Unless the Award Agreement specifies otherwise, BTIA
     Management, subject to approval of the Management Committee may cancel any unpaid or deferred awards at any time if the Participant is not in compliance with all applicable provisions of the EP Unit Agreement, the Plan or any other.
     contract between the Participant and the Company.


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11. Covenant Not to Compete or Solicit

     a) Participants who resign and move to competitive employment prior to the Vesting Date forfeit all rights, other than any dividend equivalents paid prior to such termination, on unvested awards made under this Plan. Payment of vested awards will be made at the end of the Deferral Period.

     b) Payment of Awards made to Participants who resign and move to competitive employment after the Vesting Date of awards will be made as taxable salary at the end of the Deferral Period.

     c) Participants requested to resign by BTIA and who comply with the noncompetitive employment condition will receive payment of awards in accordance with section
          9(d).

     d) BTIA Management will have absolute discretion to determine what constitutes competitive employment.



12.  Nonassignability

     Except pursuant to paragraphs (b) and (c) of Section 9, payment of the value of Plan Shares as taxable salary shall not be assignable or transferable or payable to anyone other than the Participant to whom it was granted.

13.  Adjustments

     Upon recommendation BTIA Management and approval of the Management Committee for recommendation to the HR Committee, the HR Committee shall have the right to make non adverse adjustments to the Performance Curve if it is deemed that a significant change in the capital structure or dividend policy of BTIA or other event has occurred that impacts the value of the Plan.

14.  Corporation's Right to Conduct its Business/Affect Value

     This Plan and the existence of outstanding Plan Shares shall in no way restrict BTNY's ability to make business decisions affecting BTIA (including, but not limited to, such decisions as: transactions with affiliates, mergers and dissolutions)


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15.  Binding Effect

     This Plan shall be binding upon and enforceable against all successors and assigns of BTIA and BTNY.

16.  Amendment, Modification Suspension or Discontinuance of This
     Plan
     The HR Committee may amend, modify, suspend or terminate the Plan at any time. However, no such action shall adversely affect any award rights previously created under the Plan to with respect to any then outstanding award, without the Participant's written consent.

     No other explanatory materials, statements, representations, or examples, oral or written, amend the Plan in any manner. In the event of a conflict between this Plan and the Stock Option Plan, the latter plan prevails, except to the extent that any award payable can only be paid as taxable salary in accordance with Section 6 of this Plan.

17.  Effective Date of the Plan

     The Plan shall be effective on January 1, 1995.

18.  Term of Plan

     No awards shall be granted pursuant to the Plan after December 31, 1996, but Awards theretofore granted may extend beyond that date.

19.  Governing Law

     This Plan shall be construed and its provisions enforced and administered in accordance with the laws of Australia.




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                             Exhibit I

             BT Investments (Australia) Limited Group

                NOTIONAL EQUITY PARTICIPATION PLAN

                          AWARD AGREEMENT


BT Investments (Australia) Limited Group Notional Equity Participation Plan Award Agreement dated ___________________ between BT Investments (Australia) Limited Group ("BTIA"), a wholly owned subsidiary group of Bankers Trust New York Corporation (the "Corporation"), the Corporation and ___________________ (the "Participant").

WHEREAS, the purpose of BTIA Notional Equity Participation Plan Awards is to aid BTIA in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the BTIA, and have a favorable impact on the management growth and protection of the business of the Corporation and its subsidiaries;

NOW THEREFORE in consideration of the Participant's services in the employment of the BTIA, the Human Resources Committee of the
Corporation (the "Committee") notionally grants to the
Participant,      XXX      Equity Participation Units ("EP Units")
for the 19XX calendar year (the "performance Year") and in connection with such award, BTIA, the Corporation and the Participant agree as follows:

1. EP Units will be notionally cash valued on the last business day of the Performance Period according to a formula approved by the Committee. For 19XX, the formula is to be based on the net income before bonuses and taxes of BTIA.

2. The notional cash value of EP Units will be used to compute the number of notional shares (the "Plan Shares") of common stock of the Corporation to be credited to the Participant's 19XX BTIA Notional Equity Participation Plan account. For these purposes, the number of Plan Shares to be converted from the value of EP Units is based on the average of the mean high and low trading prices of the Corporation's common stock as traded on the last day of each month during the Performance Period. Plan Shares vest on the second anniversary following the end of the Performance Year. Three years following vesting, Plan Shares will be valued and an amount equal to the market value of the Plan Shares will be paid to the Participant as taxable salary.

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3.  The Participant shall not have either voting or dividend rights with respect to Plan Shares; however, the Participant shall be entitled to receive from BTIA dividend equivalent payments with respect to the Plan Shares that will coincide with the dividends actually paid by the Corporation on its common stock in terms of both payment amounts and periods. Dividend equivalent payments with respect to Plan Shares shall be paid as taxable salary.

4. EP Units and Plan Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

5. Neither this Agreement nor any action taken under this Agreement shall be construed as giving any employee any right to be retained in the employ of BTIA.

6. The Participant acknowledges that the Committee may in its sole discretion amend the terms and conditions of this Agreement including retroactive amendments; provided, however, no such amendment shall impair the Participant's rights (see Section 12 of the Plan) hereunder without his or her consent.

7. Except as otherwise provided for in this paragraph, the Participant agrees that if his or her employment terminates prior to the payment date of this ward, the award will be paid following the fifth anniversary of the end of the Performance Year. In cases where the termination is due to disability, Plan Shares will immediately vest and be valued. To the extent that EP Units have not yet been converted into Plan Shares, the value of the EP Units at the end of the Performance Year will be converted into Plan Shares and valued. The value of the Plan Shares will be paid as taxable salary within 60 days of the determination of such disability by BTIA. In the case of death, the Participant's estate or beneficiaries will receive within 60 days of the date of death, distribution of the value of Plan Shares held by the Participant as taxable salary. All EP Units not yet converted into Plan Shares as of the date of death will be converted into Plan Shares, valued and paid as taxable salary. In the event of a Change of Control as defined in Section 5 of the Bankers Trust New York Corporation 1994 Stock Option and Stock Award Plan, (a) EP Units will be valued immediately as set forth in the next sentence and such amount will be paid to the Participant in cash as taxable salary (b) all Plan Shares held by the Participant will vest and be immediately distributed in cash as taxable salary. The value of EP Units at a Change of Control shall equal the value such EP Units would have had if BTIA had achieved the Net Income before Bonus and Tax for the Performance Year equal to the Net Income before Bonus and Tax achieved by BTIA on an annualized basis as of the date on which the Change of Control Event occurred. In the event the Participant moves to competitive employment as described in Section 11 of the Plan following termination of employment with
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BTIA for any reason payment of vested awards as taxable salary will be made at the end of the Deferral Period and all unvested awards forfeited. Where the Participant's employment with BTIA terminates for fraud or gross negligence, all rights granted under this agreement are void and forfeited to the extent not previously paid as taxable salary.

This Agreement shall be governed by the laws of Australia.

IN WITNESS THEREOF, the BTIA and the Corporation have duly executed this BT Investment (Australia) Limited Group Notional
Equity Participation Plan Award Agreement on the Date set forth above.


BANKERS TRUST NEW YORK CORPORATION

BY ___________________________________________

BANKERS TRUST INVESTMENTS (AUSTRALIA) LIMITED GROUP

BY ___________________________________________


Agreed to this _____ date of _______________ 19 _____

_______________________________________________
Participant